EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-57163, 333-00333, 333-21815, 333-47369, 333-68969, 333-82935, 333-38616, 333-53180, 333-97599, 333-101440 and 333-100755 on Form S-8 and Registration Statement No. 333-128130 on From S-3 of our reports dated September 25, 2007, relating to the consolidated financial statements and financial statement schedule of Symmetricom, Inc., (the “Company”), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” in fiscal 2006), and management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Symmetricom, Inc. for the year ended July 1, 2007

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 25, 2007